                                                                    EXHIBIT 10.9

                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 30, 1999

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                           as the Administrative Agent

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           as the Documentation Agent

                                       and

                        THE GOOD GUYS - CALIFORNIA, INC.

                                 as the Borrower

                                TABLE OF CONTENTS

ARTICLE 1  INTERPRETATION OF THIS AGREEMENT...............................................   2

           1.1     Definitions............................................................   2
           1.2     Accounting and UCC Terms...............................................  24
           1.3     Interpretive Provisions................................................  24

ARTICLE 2  LOANS, LETTERS OF CREDIT, AND VENDOR INVENTORY FINANCING.......................  25

           2.1     Total Facility.........................................................  25
           2.2     Revolving Loans........................................................  25
           2.3     Vendor Inventory Financing.............................................  32
           2.4     Letters of Credit......................................................  35
           2.5     Bank Products..........................................................  41

ARTICLE 3  INTEREST AND FEES..............................................................  42

           3.1     Interest...............................................................  42
           3.2     Continuation and Conversion Elections..................................  44
           3.3     Maximum Interest Rate..................................................  45
           3.4     Closing Fee............................................................  45
           3.5     Vendor Inventory Financing Fee.........................................  45
           3.6     Unused Line Fee........................................................  46
           3.7     Letter of Credit Fee...................................................  46

ARTICLE 4  PAYMENTS AND PREPAYMENTS.......................................................  46

           4.1     Revolving Loans........................................................  46
           4.2     Termination of Facility................................................  46
           4.3     Payments by the Borrower...............................................  47
           4.4     Payments as Revolving Loans............................................  48
           4.5     Apportionment, Application and Reversal of Payments....................  48
           4.6     Indemnity for Returned Payments........................................  49
           4.7     Co-Agents' and Lenders' Books and Records; Monthly Statements..........  49

ARTICLE 5  TAXES, YIELD PROTECTION AND ILLEGALITY.........................................  49

           5.1     Taxes..................................................................  49
           5.2     Illegality.............................................................  50
           5.3     Increased Costs and Reduction of Return................................  51
           5.4     Funding Losses.........................................................  51
           5.5     Inability to Determine Rates...........................................  52
           5.6     Certificates of Lenders................................................  52
           5.7     Survival...............................................................  52

ARTICLE 6  COLLATERAL.....................................................................  52

           6.1     Grant of Security Interest.............................................  52

           6.2     Perfection and Protection of Security Interest.........................  53
           6.3     Location of Collateral.................................................  54
           6.4     Title to, Liens on, and Sale and Use of Collateral.....................  54
           6.5     Recovery Value Reports and Appraisals..................................  55
           6.6     Access and Examination; Confidentiality................................  55
           6.7     Collateral Reporting...................................................  56
           6.8     Collection of Accounts; Payments.......................................  57
           6.9     Inventory; Perpetual Inventory.........................................  58
           6.10    Equipment..............................................................  58
           6.11    Assigned Contracts.....................................................  59
           6.12    Documents, Instruments, and Chattel Paper..............................  60
           6.13    Sale of Real Estate; Release of Mortgage...............................  60
           6.14    Right to Cure..........................................................  60
           6.15    Power of Attorney......................................................  60
           6.16    The Co-Agents' and Lenders' Rights, Duties and Liabilities.............  61
           6.17    Site Visits, Observations and Testing..................................  61

ARTICLE 7  BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..............................  62

           7.1     Books and Records......................................................  62
           7.2     Financial Information..................................................  62
           7.3     Notices to the Lenders.................................................  64

ARTICLE 8  GENERAL WARRANTIES AND REPRESENTATIONS.........................................  66

           8.1     Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.....................................................  66
           8.2     Validity and Priority of Security Interest.............................  67
           8.3     Organization and Qualification.........................................  67
           8.4     Corporate Name; Prior Transactions.....................................  67
           8.5     Subsidiaries and Affiliates............................................  67
           8.6     Financial Statements and Projections...................................  67
           8.7     Capitalization.........................................................  68
           8.8     Solvency...............................................................  68
           8.9     Debt...................................................................  68
           8.10    Distributions..........................................................  68
           8.11    Title to Property......................................................  68
           8.12    Real Estate; Leases....................................................  68
           8.13    Proprietary Rights.....................................................  68
           8.14    Trade Names............................................................  69
           8.15    Litigation.............................................................  69
           8.16    Restrictive Agreements.................................................  69
           8.17    Labor Disputes.........................................................  69
           8.18    Environmental Laws.....................................................  69
           8.19    No Violation of Law....................................................  70
           8.20    No Default.............................................................  70
           8.21    ERISA Compliance.......................................................  71
           8.22    Taxes..................................................................  71
           8.23    Regulated Entities.....................................................  71
           8.24    Use of Proceeds; Margin Regulations....................................  71

           8.25    Copyrights, Patents, Trademarks and Licenses, etc......................  72
           8.26    No Material Adverse Change.............................................  72
           8.27    Year 2000 Compliance...................................................  72
           8.28    Full Disclosure........................................................  72
           8.29    Material Agreements....................................................  72
           8.30    Bank Accounts..........................................................  72
           8.31    Governmental Authorization.............................................  72

ARTICLE 9  AFFIRMATIVE AND NEGATIVE COVENANTS.............................................  73

           9.1     Taxes and Other Obligations............................................  73
           9.2     Corporate Existence and Good Standing..................................  73
           9.3     Compliance with Law and Agreements; Maintenance of Licenses............  73
           9.4     Maintenance of Property................................................  73
           9.5     Insurance..............................................................  73
           9.6     Condemnation...........................................................  75
           9.7     Environmental Laws.....................................................  76
           9.8     Compliance with ERISA..................................................  76
           9.9     Mergers, Consolidations or Sales.......................................  76
           9.10    Distributions; Capital Change; Restricted Investments..................  76
           9.11    Transactions Affecting Collateral or Obligations.......................  77
           9.12    Guaranties.............................................................  77
           9.13    Debt...................................................................  77
           9.14    Prepayment.............................................................  77
           9.15    Transactions with Affiliates...........................................  77
           9.16    Investment Banking and Finder's Fees...................................  77
           9.17    Business Conducted.....................................................  78
           9.18    Liens..................................................................  78
           9.19    Sale and Leaseback Transactions........................................  78
           9.20    New Subsidiaries.......................................................  78
           9.21    Fiscal Year............................................................  78
           9.22    Minimum Availability...................................................  78
           9.23    Year 2000 Readiness....................................................  78
           9.24    Use of Proceeds........................................................  78
           9.25    Syndication Efforts....................................................  78
           9.26    Further Assurances.....................................................  78

ARTICLE 10 CONDITIONS OF LENDING..........................................................  79

           10.1    Conditions Precedent to Making of Loans on the Closing Date............  79
           10.2    Conditions Precedent to Each Loan......................................  80

ARTICLE 11 DEFAULT; REMEDIES..............................................................  81

           11.1    Events of Default......................................................  81
           11.2    Remedies...............................................................  83

ARTICLE 12 TERM AND TERMINATION...........................................................  85

           12.1    Term and Termination...................................................  85

ARTICLE 13 AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS...................   85

           13.1    Amendments and Waivers................................................   85
           13.2    Assignments; Participations...........................................   86

ARTICLE 14 THE CO-AGENTS.................................................................   88

           14.1    Appointment and Authorization.........................................   88
           14.2    Delegation of Duties..................................................   89
           14.3    Liability of Co-Agents................................................   89
           14.4    Reliance by Co-Agents.................................................   89
           14.5    Notice of Default.....................................................   90
           14.6    Credit Decision.......................................................   90
           14.7    Indemnification.......................................................   90
           14.8    Co-Agents in Individual Capacity......................................   91
           14.9    Successor Co-Agents...................................................   91
           14.10   Withholding Tax.......................................................   91
           14.11   Relationship Between Co-Agents........................................   93
           14.12   Collateral Matters....................................................   93
           14.13   Restrictions on Actions by Lenders; Sharing of Payments...............   94
           14.14   Agency for Perfection.................................................   95
           14.15   Payments by Administrative Agent to Lenders...........................   95
           14.16   Concerning the Collateral and the Related Loan Documents..............   95
           14.17   Field Audit and Examination Reports; Disclaimer by Lenders............   95
           14.18   Relation Among Lenders................................................   96

ARTICLE 15 MISCELLANEOUS.................................................................   96

           15.1    No Waivers; Cumulative Remedies.......................................   96
           15.2    Severability..........................................................   96
           15.3    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.   96
           15.4    WAIVER OF JURY TRIAL..................................................   97
           15.5    Survival of Representations and Warranties............................   98
           15.6    Other Security and Guaranties.........................................   98
           15.7    Fees and Expenses.....................................................   98
           15.8    Notices...............................................................   99
           15.9    Waiver of Notices.....................................................  100
           15.10   Binding Effect........................................................  100
           15.11   Indemnity of the Co-Agents and the Lenders by the Borrower............  100
           15.12   Limitation of Liability...............................................  101
           15.13   Final Agreement.......................................................  101
           15.14   Counterparts..........................................................  102
           15.15   Captions..............................................................  102
           15.16   Right of Setoff.......................................................  102

                                    EXHIBITS

Exhibit A      -     Borrowing Base Certificate

Exhibit B      -     Categories of Eligible Inventory

Exhibit C      -     Schedule of Documents

Exhibit D      -     Form of Notice of Borrowing

Exhibit E      -     Form of Notice of Continuation/Conversion

Exhibit F      -     Purchase and Payment Terms for Vendor Inventory Financing

Exhibit G      -     Financial Statements

Exhibit H      -     Assignment and Acceptance Agreement

Schedule  1    -     Form of Notice of Assignment and Acceptance

Schedule  1.1  -     Assigned Contracts

Schedule  6.3  -     Business and Collateral Locations

Schedule  8.3  -     Jurisdictions in which Borrower is Qualified to do Business

Schedule  8.5  -     Subsidiaries and Affiliates

Schedule  8.9  -     Indebtedness

Schedule  8.12 -     Real Estate

Schedule  8.13 -     Intellectual Property

Schedule  8.14 -     Trade Names

Schedule  8.15 -     Litigation

Schedule  8.17 -     Labor Matters

Schedule  8.18 -     Environmental Matters

Schedule  8.29 -     Material Agreements

Schedule  8.30 -     Bank Accounts

                           LOAN AND SECURITY AGREEMENT

        Loan and Security Agreement, dated as of September 30,1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. (in its individual capacity, the "Bank") with an office at 55 South Lake Avenue Suite 900, Pasadena, California 91101, as Administrative Agent for the Lenders (in its capacity as Administrative Agent, the "Administrative Agent"), General Electric Capital Corporation (in its individual capacity, "GE Capital") with an office at 6130 Stoneridge Mall Road, Suite 300, Pleasanton, California 94588, as documentation agent for the Lenders (in its capacity as documentation agent, the "Documentation Agent"), and The Good Guys - California, Inc., a California corporation, with offices at 7000 Marina Boulevard, Brisbane, California 94005 (the "Borrower"). The Administrative Agent and the Documentation Agent are sometimes referred to hereinafter each individually as a "Co-Agent" and collectively as the "Co-Agents".

                               W I T N E S S E T H

        WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans, letters of credit, and other financial accommodations in an amount not to exceed $100,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes;

        WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Co-Agents, and the Borrower hereby agree as follows.

                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

        1.1     Definitions. As used herein:

                "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

                "Administrative Agent" means the Bank, solely in its capacity as Administrative Agent for the Lenders, and any successor Administrative Agent.

                "Administrative Agent Advances" has the meaning specified in
Section 2.2(i).

                "Administrative Agent's Liens" means the Liens in the Collateral granted to the Administrative Agent, for the benefit of the Lenders, Bank, and Co-Agents pursuant to this Agreement and the other Loan Documents.

                "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                "Aggregate Revolver Outstandings" means, at any time, the sum of
(a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

                "Agreement" means this Loan and Security Agreement.

                "Anniversary Date" means each anniversary of the Closing Date.

                "Applicable Base Rate Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate with respect to Base Rate Loans, as determined by reference to Section 3.1(a).

                "Applicable LIBOR Rate Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate with respect to LIBOR Rate Loans, as determined by reference to Section 3.1(a).

                "Applicable Margins" means, collectively, the Applicable Base Rate Margin, the Applicable LIBOR Rate Margin, and the Applicable Unused Line Fee Margin.

                "Applicable Unused Line Fee Margin" means the per annum fee from time to time in effect and payable in respect of Borrower's non-use of available funds pursuant to Section 3.5, as determined by reference to Section 3.1(a).

                "Assigned Contracts" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of the Borrower now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                "Assignee" has the meaning specified in Section 13.2(a).

                "Assignment and Acceptance" has the meaning specified in Section 13.2(a).

                "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other counsel engaged by either or both of the Co-Agents.

                "Availability" means, at any time, (a) the Borrowing Base minus
(b) the Aggregate Revolver Outstandings.

                "Average Facility Usage" has the meaning specified in Section
4.2.

                "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

                "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; and (iii) Interest Rate Protection Agreements.

                "Bank Product Reserves" means all reserves that the Administrative Agent, in the exercise of its reasonable credit judgment, establishes from time to time for Bank Products then provided or outstanding.

                "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a prime point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                "Base Rate Loans" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

                "Blocked Account Agreement" means an agreement among the Borrower, the Administrative Agent and a Clearing Bank, in form and substance satisfactory to the Co-Agents, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

                "Borrower" means The Good Guys - California, Inc., a California corporation.

                "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by Bank in the case of a Borrowing funded by Non-Ratable Loans) or by the Administrative Agent in the case of a Borrowing consisting of an Administrative Agent Advance.

                "Borrowing Base" means, at any time, an amount equal to:

                (a) the lowest of (i) the Maximum Revolver Amount, or (ii) the sum of (A) one hundred percent (100%) of the manufacturer's invoice price of Eligible Vendor Financed Inventory up to an aggregate amount of $30,000,000, plus (B) eighty-five (85%) of the Recovery Value of Eligible Vendor Financed Inventory for that portion of Eligible Vendor Financed Inventory, if any, with a manufacturer's invoice price in excess of $30,000,000, plus (C) eighty-five percent (85%) of the Recovery Value of Eligible Inventory not constituting Eligible Vendor Financed Inventory, or (iii) the sum of (A) seventy percent (70%) of the gross inventory (at the lower of cost (determined on a FIFO basis) or market as determined from time to time by Administrative Agent, after consultation among Co-Agents, in the exercise of their reasonable credit judgment) of all Eligible Inventory, minus (B) the General Ledger Variance Reserve, minus (C) the Shrinkage and Obsolescence Reserve; minus

                (b) the sum of (i) the Interest Reserves, (ii) the Vendor Inventory Financing Reserves, (iii) the Landlord Waiver Reserves, (iv) the Bank Product Reserves, and (v) all other reserves that the Administrative Agent, after consultation among Co-Agents, in the exercise of their reasonable credit judgment, deems necessary to maintain with respect to the Borrower's account, including reserves for any amounts which the Administrative Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

In determining the Recovery Value of any Eligible Vendor Financed Inventory under clause (a)(ii)(B) above purchased from any Vendor, such Eligible Vendor Financed Inventory shall be deemed to fall within the relevant Categories for such Eligible Vendor Financed Inventory in the same proportions that all Eligible Vendor Financed Inventory purchased from such Vendor falls within such Categories.

                "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Co-Agents) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Administrative Agent, after consultation among Co-Agents. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Co-Agents; provided, that the Co-Agents shall have the right to review and adjust, in the exercise of their reasonable credit judgment, any such calculation (1) to reflect the Co-Agents' reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

                "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in the State of California or in Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

                "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "Capital Lease" means any lease of property by the Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of Borrower.

                "Category" means each category of Eligible Inventory listed in Exhibit B attached hereto.

                "Change of Control" means any of the following: (a) any Person or group of Persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 30% or more of the issued and outstanding shares of capital stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances; (b) Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of the Borrower; or (c) the Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of each of its Subsidiaries.

                "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

                "Closing Date" means the date of this Agreement.

                "Closing Fee" has the meaning specified in Section 3.4.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                "Collateral" has the meaning specified in Section 6.1.

                "Co-Agent" means the Administrative Agent or the Documentation Agent, and "Co-Agents" means the Administrative Agent and the Documentation Agent collectively.

                "Co-Agent-Related Persons" means each of the Co-Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Co-Agents and such respective Affiliates.

                "Co-Agents' Fee Letter" has the meaning specified in Section
3.4.

                "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 13.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                "Credit Support" has the meaning specified in Section 2.4(a).

                "Current Assets" means at any date the amount at which the current assets of the Borrower (other than assets constituting Intercompany Accounts) would be shown on a balance sheet of the Borrower, prepared in accordance with GAAP.

                "Debt" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations;
(iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; and (v) all obligations and liabilities under Guaranties.

                "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

                "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

                "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

                "Documentation Agent" means GE Capital, solely in its capacity as documentation agent for the Lenders, and any successor documentation agent.

                "DOL" means the United States Department of Labor or any successor department or agency.

                "Dollar" and "$" means dollars in the lawful currency of the United States of America.

                "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus
(c) the sum of (i) any provision for income taxes, (ii) interest expense, (iii) loss from one-time, non-recurring items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Co-Agents.

                "Eligible Inventory" means Inventory that the Co-Agents, in their reasonable discretion, determine to meet all of the following requirements:

                (a)     such Inventory is owned by Borrower,

                (b) such Inventory is subject to the Administrative Agent's Liens, which are perfected as to such Inventory, and is subject to no other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens and that such Permitted Liens (i) are junior in priority to the Administrative Agent's Liens and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral),

                (c)     such Inventory consists of finished goods,

                (d) such Inventory does not consist of raw materials, work-in-process, chemicals, supplies, or packing and shipping materials,

                (e) such Inventory is not designated for home delivery to specific customers (including all Inventory designated as "HDL Inventory" on the Borrower's books and records),

                (f) such Inventory is not under inspection or repair by the Borrower's service department (including all Inventory designated as "Service Inventory" on the Borrower's books and records),

                (g) such Inventory falls into one or more of the Categories listed on Exhibit B,

                (h) such Inventory is in good condition, not unmerchantable, and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

                (i) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business, and is not slow moving or stale (as used in this clause (i) "slow moving or stale" means any type of Inventory sold by Borrower over a period of at least 12 months, as to which Borrower's units on hand exceed the aggregate sales of such units over the immediately preceding 12 months),

                (j) such Inventory is not obsolete, returned and defective, repossessed or used goods taken in trade,

                (k) if Borrower intends such Inventory to constitute Eligible Vendor Financed Inventory, such Inventory is located within the United States of America either at the locations listed on Schedule 6.3, or in-transit to any such location from the warehouse of the Vendor located in California,

                (l) if Borrower does not intend such Inventory to constitute Eligible Vendor Financed Inventory, such Inventory is located within the United States of America (and not in-transit from vendors or suppliers) at the locations listed on Schedule 6.3,

                (m) if such Inventory is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, the warehouseman, or the bailee, or the lessor has delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Co-Agents,

                (n) if such Inventory contains or bears any Proprietary Rights licensed to the Borrower by any Person, the Administrative Agent shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with ARTICLE 11 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Administrative Agent deems it necessary, the Borrower shall deliver to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent, and

                (o) such Inventory is not determined by the Administrative Agent, after consultation among Co-Agents, in their reasonable discretion, to be ineligible for any other reason.

                If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                "Eligible Vendor Financed Inventory" means Eligible Inventory that the Administrative Agent, after consultation among Co-Agents, in their reasonable credit judgment, determines to meet all of the following additional requirements:

                (a) such Eligible Inventory has been purchased by the Borrower pursuant to a Vendor Inventory Financing Agreement and meets all of the requirements for the Borrower or Co-Agents to be entitled to require the vendor thereunder to repurchase such Eligible Inventory pursuant to the repurchase option contained in such Vendor Inventory Financing Agreement, and

                (b) such Eligible Inventory is still in its original manufacturer-sealed packaging.

If any Inventory at any time ceases to be Eligible Vendor Financed Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Vendor Financed Inventory, but may still be included in the definition of Eligible Inventory if it continues to meet the criteria therefor.

                "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any

Governmental Authority, in each case relating to environmental, health, safety and land use matters.

                "Environmental Lien" means a Lien in favor of any Governmental Authority for (1) any liability under Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                "Event of Default" has the meaning specified in Section 11.1.

                "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Administrative Agent.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

                "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on September 30, 1999.

                "Fixed Assets" means the Equipment and Real Estate of the Borrower.

                "Funded Debt" means, with respect to any Person, at any date, on a consolidated basis, all Debt for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including obligations with respect to Capital Leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations.

                "Funding Date" means the date on which a Borrowing occurs.

                "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                "GE Capital" means General Electric Capital Corporation, a corporation formed under the banking laws of the State of New York, or any successor entity thereto.

                "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower.

                "General Ledger Variance Reserve" means, with respect to the determination of certain components of the Borrowing base, a reserve determined from time to time by Co-Agents in the exercise of their reasonable credit judgment, which reserve is based, in part, on the historic, unreconciled variance between Inventory levels shown in Borrower's general ledger and perpetual inventory.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                "Interest Free Period" means, with respect to any Vendor Inventory Financing provided to the Borrower hereunder, the period between the date the Vendor issues an invoice that is the subject of a Vendor Inventory Financing Commitment and the date the Administrative Agent is to fund a Revolving Loan to satisfy the Borrower's obligation to pay the Vendor

Inventory Financing Administrator with respect to such Vendor Inventory Financing Commitment, as set forth with respect to such Vendor on Exhibit F.

                "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion; provided that:

                        (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                        (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period shall extend beyond the Stated Termination Date.

                "Interest Reserves" means all reserves that the Administrative Agent, in its reasonable credit judgment, establishes from time to time for accrued interest on the Obligations.

                "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                "Interest Rate Protection Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Associations, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including but not limited to any such obligations or liabilities under any Master Agreement.

                "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                "Investment Property" means all of the Borrower's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

                "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

                "Landlord Waiver Reserves" means any and all reserves established by the Administrative Agent, commencing on the Closing Date for any warehouse or store leased by Borrower, as lessee, in any state other than California and Nevada, and commencing six months after the Closing Date for any warehouse (other than Borrower's warehouse in Hayward, California leased from Spieker Properties, L.P.) or store leased by Borrower, as lessee, in California and Nevada, in an amount equal to the greater of (i) two months rent for each such leased facility for which Borrower has failed to provide Administrative Agent with an executed landlord waiver, in form and substance satisfactory to Co-Agents, executed by the lessor of such facility, or (ii) the amount of Borrower's delinquent rental obligations with respect to such facility, which reserve shall remain in effect until Borrower causes such an acceptable, executed landlord waiver to be delivered to Administrative Agent.

                "Latest Projections" means: (a) on the Closing Date and thereafter until the Co-Agents receives new projections pursuant to Section 7.2(f), the projections of the Borrower's financial condition, results of operations, and cash flow, for the period commencing on September 1, 1999 and ending on September 30, 2002, and delivered to the Co-Agents prior to the Closing Date; and (b) thereafter, the projections most recently received by the Co-Agents pursuant to Section 7.2(f).

                "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Administrative Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Administrative Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

                "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrower pursuant to Section 2.4.

                "Letter of Credit Fee" has the meaning specified in Section 3.6.

                "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

                "Leverage Ratio" means, for any date of determination, the ratio of (i) Borrower's Funded Debt, excluding, for purposes of this definition, Borrower's Obligations with respect to Vendor Inventory Financing Commitments, as of the end of the Fiscal Quarter most recently ended, to (ii) Borrower's EBITDA for the four quarter period most recently ended.

                "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

                "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                LIBOR Rate  =         Offshore Base Rate
                              ------------------------------------
                              1.00 - Eurodollar Reserve Percentage

                Where,

                        "Offshore Base Rate" means the rate per annum appearing
                on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Administrative Agent's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                        "Eurodollar Reserve Percentage" means, for any day
                during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                "LIBOR Rate Loans" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

                "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Administrative Agent.

                "Loan Documents" means this Agreement, the Vendor Inventory Financing Agreement, the Patent, Trademark and Copyright Security Agreements, the Mortgages, the Parent Guaranty, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                "Loans" means, collectively, all loans and advances provided for in Article 2.

                "Majority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 50% as such percentage is determined under the definition of Pro Rata Share set forth herein.

                "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

                "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Borrower or the Collateral; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

                "Maximum Revolver Amount" means $100,000,000.

                "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower to or for the benefit of the Administrative Agent by which the Administrative Agent, on behalf of the Lenders and Co-Agents, acquires a Lien on the Real Estate or a collateral assignment of the Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

                "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

                "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 2.2(h).

                "Notice of Borrowing" has the meaning specified in Section
2.2(b).

                "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

                "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the any Co-Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Vendor Inventory Financing, (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, and (c) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

                "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                "Parent" means The Good Guys, Inc., a Delaware corporation.

                "Parent Guaranty" means the Continuing Guaranty, Pledge and Security Agreement dated as of the date hereof, executed and delivered by Parent to the Administrative Agent for the benefit of the Co-Agents and the Lenders, to guaranty all of the Borrower's present and obligations to any Co-Agent or any Lender.

                "Patent, Trademark and Copyright Security Agreement" means the Patent, Trademark and Copyright Security Agreement dated as of the date hereof, executed and delivered by the Borrower to the Administrative Agent to evidence and perfect the Administrative Agent's security interest in the Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Co-Agents and the Lenders.

                "Payment Account" means each bank account established pursuant to Section 6.9, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Administrative Agent or the Borrower, as the Co-Agents may determine, on terms acceptable to the Co-Agents.

                "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Co-Agents which have not yet been advanced.

                "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                "Permitted Liens" means:

                (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $1,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                (b)     the Administrative Agent's Liens;

                (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $200,000 in the aggregate;

                (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate, including any such items under that certain Lease Agreement dated December 10, 1998 between the Borrower as Tenant and Commercial Net Lease Realty, Inc. at Landlord with respect to the Borrower's facilities at 1731 East Bayshore Boulevard in East Palo Alto, California; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

                (f) Liens against Equipment leased by Borrower, as lessee, under any operating lease, including Liens evidenced by protective UCC filings in favor of lessors of such Equipment; and

                (g) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

                "Permitted Rentals" has the meaning specified in Section 9.243

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Administrative Agent Advances.

                "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                "Recovery Value" means, with respect to all Categories of Eligible Inventory, collectively, at any time, the sum of: (i) the sum of the respective values for each Category of Eligible Inventory obtained by multiplying (a) the gross value of such Category of Eligible Inventory (at the lower of cost (determined on a FIFO basis) or market), by (b) the percentage applicable to such Category of Eligible Inventory as set forth on Exhibit B (as Exhibit B may be modified or restated after the Closing Date pursuant to Section 6.5); minus (ii) the General Ledger Variance Reserve; minus (iii) the estimated liquidation expenses that Administrative Agent would incur in liquidating such Eligible Inventory, in an amount equal to the sum of the amount in clause (i) minus the amount stated in clause (ii) above, multiplied by the percentage applicable to such liquidation expenses as set forth on Exhibit B (as Exhibit B may be modified or restated after the Closing Date pursuant to Section 6.5); minus (iv) the Shrinkage and Obsolescence Reserve.

                "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                "Rentals" has the meaning specified in Section 9.23.

                "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, treasurer, or vice president -- finance of the Borrower, or any other officer having substantially the same authority and responsibility.

                "Restricted Investment" means, as to the Borrower, any acquisition of property by the Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Borrower; (b) acquisitions of Inventory in the ordinary course of business of the Borrower; (c) acquisitions of Current Assets acquired in the ordinary course of business of the Borrower; (d) loans or advances to employees of Borrower for the one-time, non-recurring travel and relocation expenses for such employees, provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed $250,000; (e) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (f) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (g) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (h) Interest Rate Protection Agreements.

                "Revolving Loans" has the meaning specified in Section 2.2 and includes each Administrative Agent Advance and Non-Ratable Loan.

                "Revolving Notes" means the Revolving Notes executed and to be executed by the Borrower in favor of each Lender to evidence the Borrower's promise to repay the Revolving Loans to each Lender.

                "Schedule of Documents" means the Schedule of Documents attached hereto as Exhibit C, which lists the Loan Documents and other documents, instruments, and agreements to be delivered in connection with this Agreement before, on, or after the Closing Date.

                "Settlement" and "Settlement Date" have the meanings specified in Section 2.2(j)(i).

                "Shrinkage and Obsolescence Reserve" means a reserve for Inventory shrinkage and obsolescence determined by Administrative Agent, after consultation among Co-Agents in their reasonable credit judgment, based, in part, on the shrink reports to be provided by Borrower to Co-Agents pursuant to
Section 6.7, as set forth on Exhibit B (as Exhibit B may be modified or restated after the Closing Date pursuant to Section 6.5)

                "Solvent" means when used with respect to any Person that at the time of determination:

                        (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                        (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                        (iii) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                        (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "Stated Termination Date" means September 30, 2002.

                "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Co-Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or each Co-Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Co-Agent, as the case may be, is organized or maintains a lending office.

                "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                "Total Facility" has the meaning specified in Section 2.1.

                "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9103 thereof to be applied in connection with the issue of perfection of security interests.

                "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                "Unused Letter of Credit Subfacility" means an amount equal to $10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                "Unused Line Fee" has the meaning specified in Section 3.6.

                "Unused Vendor Inventory Financing Subfacility" means (i) at any time during the period from October 1 through December 15 of any year, an amount equal to $40,000,000, and (ii) at all other times during any year an amount equal to $30,000,000, in each case minus the aggregate amount of all Vendor Inventory Financing Commitments.

                "Vendor" means any Person that sells merchandise to the Borrower on a wholesale basis and has entered into a Vendor Inventory Financing Agreement with the Vendor Inventory Financing Administrator.

                "Vendor Inventory Financing Fee" has the meaning specified in
Section 3.5.

                "Vendor Inventory Financing" means financing provided to or for the account of the Borrower pursuant to any Vendor Inventory Financing Agreement and Section 2.3.

                "Vendor Inventory Financing Administrator" means Bank, as the financing source under any Vendor Inventory Financing Agreement, and as administrator of the Vendor Inventory Financing provided under any Vendor Inventory Financing Agreement.

                "Vendor Inventory Financing Agreement" means any floor plan repurchase agreement or other similar agreement approved by the Co-Agents between the Vendor Inventory Financing Administrator and any vendor selling Inventory to Borrower.

                "Vendor Inventory Financing Commitments" means, at any time, the aggregate amount that the Vendor Inventory Financing Administrator is obligated to pay to any and all vendors under all Vendor Inventory Financing Agreements.

                "Vendor Inventory Financing Reserves" means the reserves established by the Administrative Agent from time to time in an amount equal to the aggregate amount of Vendor Inventory Financing Commitments.

                "Year 2000 Compliant" means, as to any Person, that all equipment, machinery, software, hardware, or other date sensitive technology systems, utilized by and material to the business operations or financial condition of such Person, will properly recognize and perform date sensitive functions involving dates before, during, and after the year 2000.

        1.2 Accounting and UCC Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. Any term used in this Agreement that is defined in Division 9 of the California Commercial Code shall have, unless otherwise specifically provided herein, the meaning assigned thereto in Division 9 of the California Commercial Code.

        1.3     Interpretive Provisions.

                (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The phrase "after consultation among Co-Agents," when used with respect to any determination made or to be made by Administrative Agent or any discretion exercised or exercisable by Administrative Agent, shall mean that (i) Administrative Agent may make and continue to make such determination or exercise such discretion unilaterally unless and until contacted by either Co-Agent with respect to such matter, (ii) either Co-Agent may contact the other to discuss any such matter (but shall have no obligation to contact the other) at any time, (iii) if either Co-Agent initiates such contact then the Co-Agents shall discuss such matter, and (iv) if the Co-Agents fail to reach agreement on such matter then the Administrative Agent shall thereafter make such determination or exercise such discretion in the manner proposed by the Co-Agent asserting the more conservative credit judgment.

                (c) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (d) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (g) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                (h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to each of the Co-Agents, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or either of the Co-Agents merely because of such Co-Agent's or Lenders' involvement in their preparation.

                                    ARTICLE 2

            LOANS, LETTERS OF CREDIT, AND VENDOR INVENTORY FINANCING

        2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $100,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans, Vendor Inventory Financing, and Letters of Credit up to the Borrowing Base, as described in Sections 2.2, 2.3 and 2.4.

        2.2     Revolving Loans.

                (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans or for the Administrative Agent with respect to Administrative Agent Advances) such Lender's Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans, provide Vendor Inventory Financing, or issue or arrange to have issued Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Co-Agents nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Administrative Agent Advances pursuant to the terms of Section 2.2(i).

                (b)     Procedure for Borrowing.

                        (1) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing in the form attached hereto as Exhibit D ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability, (which must be received by the Administrative Agent (i) no later than 10:00 a.m. (California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 10:00 a.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                (A)     the amount of the Borrowing;

                                (B)     the requested Funding Date, which shall
be a Business Day;

                                (C)     whether the Revolving Loans requested
are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

                                (D)     the duration of the Interest Period if
the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

                        (2) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Administrative Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Administrative Agent at all times shall be entitled to rely on the telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Administrative Agent.

                        (3) The Borrower shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                (c) Reliance upon Authority. The Borrower shall deliver to the Administrative Agent, prior to the Closing Date, a writing setting forth the account of the Borrower to which the Administrative Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, which account shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall be entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to the account specified by the Borrower pursuant to the immediately preceding sentence, until the Administrative Agent receives written notice from the Borrower that the proceeds of the Revolving Loans are to be sent to a different account. The Administrative Agent shall have no duty to verify the identity of any individual representing him or herself as a person authorized by the Borrower to make such requests on its behalf.

                (d) No Liability. The Administrative Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                (f) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to
Section 2.2(b), the Administrative Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to
Section 2.2(h), the Administrative Agent shall elect to have the terms of
Section 2.2(g) apply to such requested Borrowing.

                (g)     Making of Revolving Loans.

                        (i) In the event that the Administrative Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), but not later than 11:00 a.m. (California time), the Administrative Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Administrative Agent in immediately available funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 11:30 a.m., (California time) on the Funding Date applicable thereto. After the Administrative Agent's receipt of the proceeds of such Revolving Loans, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Administrative Agent to the account of the Borrower, designated in writing by the Borrower and acceptable to the Administrative Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date.

                        (ii) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                        (iii) The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans; provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                (h)     Making of Non-Ratable Loans.

                        (i) In the event the Administrative Agent shall elect, with the consent of the Bank, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this Section 2.2(h) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Administrative Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Administrative Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Administrative Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. The Administrative Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                        (ii) The Non-Ratable Loans shall be secured by the Administrative Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                (i)     Administrative Agent Advances.

                        (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Administrative Agent is hereby authorized by the Borrower and the Lenders, upon the consent of the Co-Agents,
(A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders that the Co-Agents, in their reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Administrative Agent Advances"); provided, that the Majority Lenders may at any time revoke the Administrative Agent's authorization contained in this Section 2.2(i) to make Administrative Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent's receipt thereof;

                        (ii) The Administrative Agent Advances shall be repayable on demand and secured by the Administrative Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Loans from time to time. The Administrative Agent shall notify each Lender in writing of each such Administrative Agent Advance.

                (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Co-Agents, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Administrative Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Administrative Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan,(B) for itself, with respect to each Administrative Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Administrative Agent in the case of Administrative Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Administrative Agent Advances with respect to which Settlement is requested available to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 11:30 a.m. (California time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Administrative Agent Advance and, together with the portion of such Non-Ratable Loan or Administrative Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans.

                        (ii)    Notwithstanding the foregoing, not more than one
(1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan of Administrative Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Administrative Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Administrative Agent Advance, and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loan or Administrative Agent Advance, upon demand by Bank, shall pay to Bank, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loan or Administrative Agent Advance. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

                        (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Administrative Agent Advance pursuant to subsection (ii) above, the Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Non-Ratable Loan or Administrative Agent Advance.

                        (iv) Between Settlement Dates, the Administrative Agent, to the extent no Administrative Agent Advances are outstanding, may pay over to the Bank any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Administrative Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to subsection (ii) above), as provided for in the previous sentence, the Bank shall pay to the Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Administrative Agent with respect to Administrative Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Administrative Agent and the other Lenders.

                (k) Notation. The Administrative Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank , and the Administrative Agent Advances owing to the Administrative Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                (l) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Administrative Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

        2.3     Vendor Inventory Financing.

                (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement and each Vendor Inventory Financing Agreement, and in reliance upon the representations and warranties of the Borrower set forth herein, the Vendor Inventory Financing Administrator shall provide Vendor Inventory Financing for the account of the Borrower pursuant to such Vendor Inventory Financing Agreement, and the Administrative Agent and Lenders shall provide Revolving Loans to fund the Borrower's payment of its obligations to the Vendor Inventory Financing Administrator, in accordance with this Section 2.3 from time to time during the term of this Agreement.

                (b) Procedure for Obtaining Vendor Inventory Financing. Subject to the terms and conditions of this Section 2.3, the Borrower may obtain Vendor Inventory Financing using the following procedures: (i) the Borrower may submit a purchase order, either manually or under an automatic replenishment program, to a Vendor; (ii) such Vendor may either request from the Vendor Inventory Financing Administrator a specific credit approval for such purchase order, or obtain an automatic approval for Vendor Inventory Financing Commitments up to a specified amount; (iii) the Vendor Inventory Financing Administrator shall issue to the Vendor a shipment approval number for such purchase order, either manually or under an automatic approval program, as provided below; (iv) such Vendor shall deliver to the Borrower the Inventory called for under such purchase order and shall deliver to the Vendor Inventory Financing Administrator the original invoice for such Inventory, and shall deliver a copy of such invoice to the Borrower; (v) the Vendor Inventory Financing Administrator shall pay to the Vendor such invoice, net of any applicable funding discount agreed to by such Vendor under the relevant Vendor Inventory Financing Agreement or related schedule or agreement, on or before the due date for payment by the Vendor Inventory Financing Administrator under such invoice; and (vi) the Administrative Agent shall pay the Vendor Inventory Financing Administrator the full amount of such invoice, without regard to any funding discount previously taken by the Vendor Inventory Financing Administrator, at the expiration of the Interest Free Period, and shall fund such payment through a Revolving Loan in an amount equal to such payment to the Vendor Inventory Financing Administrator. The Borrower irrevocably authorizes
(i) the Vendor Inventory Financing Administrator to pay any invoice delivered by any Vendor, and (ii) the Administrative Agent to pay the Vendor Inventory Financing Administrator and to fund such payment through a Revolving Loan, in each case under the procedure set forth above.

The purchase and payment terms applicable to the Borrower for each Vendor, including the maximum amount of Vendor Inventory Financing Commitments that may be outstanding for such Vendor at any time, and the length of the Interest Free Period with respect to the Vendor Inventory Financing Commitments relating to such Vendor, shall be set forth in Exhibit F, attached hereto and as amended and restated from time to time.

                (c) Maximum Amounts; Outside Expiration Date. The Administrative Agent and the Vendor Inventory Financing Administrator shall have no obligation to Borrower to provide Vendor Inventory Financing at any time if:
(i) the amount of the requested Vendor Inventory Financing exceeds the Unused Vendor Inventory Financing Subfacility at such time; (ii) the amount of the requested Vendor Inventory Financing for any Vendor, plus the aggregate Vendor Inventory Financing Commitments with respect to such Vendor, exceeds the maximum amount of Vendor Inventory Financing for such Vendor on Exhibit F; (iii) the amount of the requested Vendor Inventory Financing exceeds Availability at such time; or (iv) any funding under this Agreement with respect to such Vendor Inventory Financing is scheduled or expected to take place on a date later than thirty (30) days prior to the Stated Termination Date.

                (d)     Provision of Vendor Inventory Financing.

                        (1) Automatic and Manual Vendor Inventory Financing. So long as Borrower's Availability is greater than $9,000,000, the Vendor Inventory Financing Administrator shall provide Vendor Inventory Financing and incur Vendor Inventory Financing Commitments automatically upon the submission by Borrower to any Vendor of a purchase order for any Eligible Inventory (whether such order is initiated automatically by computer or otherwise), and shall issue approvals to such Vendor for all such commitments. If Borrower's Availability falls below $9,000,000, then Administrative Agent may, after consultation among Co-Agents, notify and direct the Vendor Inventory Financing Administrator to cease providing Vendor Inventory Financing and incurring Vendor Inventory Financing Commitments automatically. From and after such notice, and so long as the Administrative Agent has not notified and directed the Vendor Inventory Financing Administrator to recommence such automatic provision of Vendor Inventory Financing, the Vendor Inventory Financing Administrator shall approve requests for Vendor Inventory Financing only if Administrative Agent confirms that any such requested Vendor Inventory Financing does not exceed the limits set forth in Section 2.3(c).

                        (2) Reporting of Vendor Inventory Financing Commitments and Related Revolving Loans. On a daily basis, the Vendor Inventory Financing Administrator shall deliver to the Administrative Agent a report listing (i) the number and dollar amounts of all Vendor Inventory Financing Commitments incurred by Vendor Inventory Financing Administrator since the prior report, and (ii) the aggregate number and dollar amount of all Vendor Inventory Financing Commitments then outstanding. The Vendor Inventory Financing Administrator shall delivery such reports to the Borrower as requested by the Borrower.

                        (3) Notice of Incurrence. On each Settlement Date, the Administrative Agent shall give notice to each Lender of all Vendor Inventory Financing Commitments incurred, and all Non-Ratable Loans and Revolving Loans made to satisfy such Vendor Inventory Financing Commitments, since the last Settlement Date.

                (e) Obligation of Borrower for Non-Ratable or Revolving Loans. Without limiting any other provision in this Agreement relating to Borrower's Obligations, Borrower's obligation to repay any Non-Ratable Loan or Revolving Loan made pursuant to this Section 2.3 shall be absolute, and shall not be reduced by any claim (including any claim for defective or non-confirming merchandise), setoff, defense or other right which the Borrower may have at any time against the Vendor, the Vendor Inventory Financing Administrator or any other Person relating to the purchase of Inventory from such Vendor.

                (f) Disclaimer of Warranty. Borrower acknowledges that neither the Vendor Inventory Financing Administrator, the Administrative Agent, nor any of the Co-Agents or the Lenders has made any warranties, express or implied, with respect to any Inventory purchased by Borrower under any Vendor Inventory Financing Agreement. Borrower irrevocably waives any claims against the Vendor Inventory Financing Administrator, the Administrative Agent, the Co-

Agents, or the Lenders with respect to the quality, quantity, delivery, or non-delivery of such Inventory, or any other matter relating to such Inventory, whether for breach of warranty or otherwise. Borrower further acknowledges that neither the Vendor Inventory Financing Administrator, the Administrative Agent, nor any or the Co-Agents or the Lenders assume or have assumed any obligations of Borrower with respect to such Inventory, or any obligations or duties of Borrower with respect to such Inventory.

                (g)     Participations.

                        (1) Purchase of Participations. Immediately upon the incurrence by Administrative Agent of any obligations with respect to Vendor Inventory Financing in accordance with this Section 2.3, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the amount of such Vendor Inventory Financing provided through the Administrative Agent to the Vendor Inventory Financing Administrator, in connection with such Vendor Inventory Financing (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (2) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Vendor Inventory Financing which the Administrative Agent has previously received for the account of the Vendor Inventory Financing Administrator payment from a Lender pursuant to
Section 2.3(d)(2), the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (California time) on such Business Day and otherwise on the next succeeding Business Day.

                        (3) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of such documentation as may reasonably be requested by such Lender with respect to any Vendor Inventory Financing.

                        (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Vendor Inventory Financing or with respect to their participation therein provided through the Administrative Agent with respect to any Vendor Inventory Financing or with respect to the Revolving Loans made as a result of any payment by Administrative Agent with respect thereto, and the obligations of the Borrower to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including any of the following circumstances:

                                (i)     any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                (ii)    the existence of any claim, setoff,
defense or other right which the Borrower may have at any time against the vendor under the Vendor Inventory Financing Agreement, any Lender, any Co-Agent, the Vendor Inventory Financing

Administrator, or any other Person, whether in connection with this Agreement, any Vendor Inventory Financing, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the vendor under the Vendor Inventory Financing Agreement);

                                (iii)   any draft, certificate or any other
document presented under the Vendor Inventory Financing Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents;

                                (v)     the occurrence of any Default or Event
of Default; or

                                (vi)    the failure of the Borrower to satisfy
the applicable conditions precedent set forth in Article 10.

                (h) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) and Section 12.1, any Vendor Inventory Financing is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, with respect to each Vendor Inventory Financing then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Co-Agents, issued by an issuer satisfactory to the Co-Agents in an amount equal to the maximum amount of such Vendor Inventory Financing, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Co-Agents and the Lenders for payments to be made by the Co-Agents and the Lenders under such Vendor Inventory Financing and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Co-Agents and the Lenders for payments made by the Co-Agents or the Lenders under such Vendor Inventory Financing or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Vendor Inventory Financing. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, as security for, and to provide for the payment of, the aggregate unfunded amount of such Vendor Inventory Financing remaining outstanding.

        2.4     Letters of Credit.

                (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Administrative Agent agrees
(i) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit ("Letters of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Administrative Agent, which issues Letters of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

                (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of the Borrower at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and 180 days for commercial/documentary letters of credit.

                (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Administrative Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent:

                        (1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

                        (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                (d)     Issuance of Letters of Credit.

                        (1) Request for Issuance. The Borrower shall give the Administrative Agent three (3) Business Days prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                        (2) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the

Borrower pursuant to Section 2.4(d)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrower, the Administrative Agent shall, so long as the other conditions hereof are met, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                        (3) Notice of Issuance. On each Settlement Date, the Administrative Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                        (4) No Extensions or Amendment. The Administrative Agent shall not be obligated to extend or amend any Letter of Credit issued hereunder unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this
Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                (e)     Payments Pursuant to Letters of Credit.

                        (1) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                        (2) Revolving Loans to Satisfy Reimbursement Obligations. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

                (f)     Participations.

                        (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not the Administrative Agent, in connection with the issuance of such

Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                        (2) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to
Section 2.4(e)(2), the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (California time) on such Business Day and otherwise on the next succeeding Business Day.

                        (3) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Administrative Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                        (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support provided through the Administrative Agent with respect to a Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit, and the obligations of the Borrower to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                                (i)     any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                (ii)    the existence of any claim, setoff,
defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, any Co-Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                (iii)   any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (iv)    the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents;

                                (v)     the occurrence of any Default or Event
of Default; or

                                (vi)    the failure of the Borrower to satisfy
the applicable conditions precedent set forth in Article 10.

                (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Administrative Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

                (h)     Indemnification; Exoneration; Power of Attorney.

                        (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Co-Agents harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or any Co-Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.4(h)(1) shall survive payment of all Obligations. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                        (2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Co-Agents, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Co-Agents shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Co-Agents, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the any Co-Agent or any Lender under this Section 2.4(i). Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                        (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by any Co-Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith and in the exercise of reasonable care, shall not put any Co-Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                        (4) Indemnification by Lenders. The Lenders agree to indemnify the Letter of Credit Issuer (to the extent not reimbursed by the Borrower and without limiting the obligations of Borrower hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by Borrower. The agreement contained in this section shall survive payment in full of all Obligations.

                        (5) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Administrative Agent, or the Administrative Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Administrative Agent's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Administrative Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Administrative Agent to obtain possession or control of the Inventory and to obtain payment of the Obligations. Neither the Administrative Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                        (6) Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the

Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                        (7) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, custom brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Administrative Agent in their original form. The Borrower shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Co-Agents, issued by an issuer satisfactory to the Co-Agents in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Co-Agents and the Lenders for payments to be made by the Co-Agents and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Co-Agents and the Lenders for payments made by the Co-Agents or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

        2.5     Bank Products.

                The Borrower may request and the Bank may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrower is not required to do so. The Borrower agrees to indemnify and hold the Bank, the Co-Agents and the Lenders harmless from any and all costs and obligations now or hereafter incurred by or owing to any other Person by the Bank, any of the Co-Agents, or any of the Lenders or the Bank's Affiliates arising from or related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower's rights, if any, which arise as a result of the execution of documents by and between the Borrower and the Bank which relate to Bank Products. The agreement contained in this section shall survive termination of the Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the

Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                    ARTICLE 3

                                INTEREST AND FEES

        3.1     Interest.

                (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3; provided, that Obligations for Vendor Inventory Financing Commitments shall not bear interest unless and until Administrative Agent makes Revolving Loans to fund Borrower's reimbursement obligations with respect thereto. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Co-Agents in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Co-Agents in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                        (i) For all Base Rate Loans and all other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Base Rate Margin; and

                        (ii) For all LIBOR Rate Loans at a per annum rate equal to the applicable LIBOR Rate plus the Applicable LIBOR Rate Margin.

                The Applicable Margins as of the Closing Date shall be determined by reference to the following table:

        Applicable Margin                            Per Annum Rate
        -----------------                            --------------
        Applicable Base Rate Margin                       0.25%

        Applicable LIBOR Rate Margin                      2.25%

        Applicable Unused Line Fee Margin                 0.25%

The Applicable Base Rate Margin, the Applicable LIBOR Rate Margin, and the Applicable Unused Line Fee Margin shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower's consolidated financial performance, which adjustments shall be implemented commencing on the earlier of
(A) January 1, 2001, or (B) the first day of the first calendar month that occurs more than five days after delivery of the Borrower's Financial Statements to Co-Agents for the Fiscal Year ending September 30, 2000 (such date hereinafter the "First Adjustment Date"). Adjustments in such Applicable Margins will be determined by reference to the following grid:

If Leverage Ratio is:                            Level of Applicable Margins is:
--------------------                             ------------------------------
 > 0, but < 1.00                                            Level I
 > 1.00, but < 2.00                                         Level II
 > 2.00, but < 3.00                                         Level III
 < 0, or > 3.00                                             Level IV

                               Applicable Margins

                                           Level I       Level II        Level III      Level IV
                                           -------       --------        ---------      --------
Applicable Base Rate Margin                 0.00%          0.25%            0.25%         0.50%
Applicable LIBOR Rate Margin                2.00%          2.25%            2.50%         2.75%
Applicable Unused Line Fee Margin           0.25%          0.25%           0.375%         0.50%

                All adjustments in such Applicable Margins after the First Adjustment Date shall be implemented quarterly on a prospective basis, commencing with the first day of the first calendar month that occurs more than five days after the date of delivery to Co-Agents of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of such Financial Statements, the Borrower shall deliver to Co-Agents a certificate, signed by its chief financial officer or, in the event such officer is not available, its chief accounting officer, setting forth in reasonable detail the basis for the continuance of, or any change in, such Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in such Applicable Margins to the next highest level set forth in the foregoing grid until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred and be continuing at the time any reduction in such Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                Each change in the Base Rate shall be reflected in the interest rate calculated based upon the Base Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter and on the Termination Date; provided, however, that interest accrued on each LIBOR Rate Loan shall be payable in arrears on the LIBOR Interest Payment Date with respect to such LIBOR Rate Loan.

                (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Co-Agents or the Majority Lenders in their discretion so elect, then, while any such

Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

        3.2     Continuation and Conversion Elections.

                (a) The Borrower may, upon irrevocable written notice to the Co-Agents in accordance with Section 3.2(b):

                        (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                        (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                (b)     The Borrower shall deliver a notice of
conversion/continuation in the form attached hereto as Exhibit E,("Notice of Continuation/Conversion") to be received by the Co- Agents not later than 10:00 a.m. (California time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                        (i)     the proposed Continuation/Conversion Date;

                        (ii) the aggregate amount of Loans to be converted or renewed;

                        (iii) the type of Loans resulting from the proposed conversion or continuation; and

                        (iv)    the duration of the requested Interest Period.

                (c) If upon the expiration of any Interest Period applicable to any LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable such LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                (f) After giving effect to any conversion or continuation of Loans, there may not be more than seven (7) different Interest Periods in effect hereunder.

        3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that any Co-Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Co-Agent and/or such Lender shall refund to the Borrower such excess.

        3.4 Closing Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Co-Agents, the closing fee (the "Closing Fee") specified in that certain fee letter dated September 30, 1999 between Borrower and the Co-Agents (the "Co-Agents' Fee Letter"), which Closing Fee shall be fully earned by the Co-Agents on the Closing Date. The Co-Agents, the Lenders and the Borrower agree that the Closing Fee shall be financed by the Lenders as a Revolving Loan.

        3.5 Vendor Inventory Financing Fee. In consideration for the commitment of the Lenders to make Revolving Loans to fund the Borrower's obligation to pay all Vendor Inventory Financing Commitments, Vendor Inventory Financing Administrator shall pay to Administrative Agent, for the ratable benefit of the Lenders, the fee (the "Vendor Inventory Financing Fee") specified in that certain fee letter dated September 30, 1999 between the Vendor Inventory Financing Administrator and the Co-Agents. The Vendor Inventory Financing Fee shall be payable monthly, in arrears, on or before the fifth Business Day of each month hereafter and on the Termination Date.

        3.6 Unused Line Fee. Until the Loans have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Unused Line Fee Margin per annum times the amount by which (i) the sum of (a) the Maximum Revolver Amount, minus
(b) the average daily outstanding amount of Vendor Inventory Financing Commitments during the immediately preceding month or shorter period if calculated on the Termination Date, exceeded (ii) the sum of (a) the average daily outstanding amount of Revolving Loans, and (b) the average daily undrawn face amount of outstanding Letters of Credit, in each case during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Administrative Agent shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this
Section 3.5.

        3.7 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to (a) two percent (2%) per annum of the undrawn face amount of each standby Letter of Credit, or (b) one percent (1%) per annum of the undrawn face amount of each commercial/documentary Letter of Credit, plus in each case all out-of-pocket costs, fees and expenses incurred by the Administrative Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" (not in excess of $250 per Letter of Credit) payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

        4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Rate Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Administrative Agent for the account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Borrowing Base.

        4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Co-Agents and the Lenders, upon (a) the payment in full of all outstanding Loans, together with accrued interest thereon, the cancellation or payment of all obligations with respect to any outstanding Vendor Inventory Financing, and the cancellation and return of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower shall pay to the Administrative Agent, for the account of the Co-Agents and the Lenders, an early termination fee determined in accordance with the following table:

PERIOD DURING WHICH
 EARLY TERMINATION
       OCCURS                             EARLY TERMINATION FEE
-------------------                       ---------------------
On or prior to the            two percent (2%) of the Average Facility Usage
first Anniversary Date        during the 180 days (or lesser period if within
                              180 days of the Closing Date) prior to the date of
                              termination.

After the first               one percent (1%) of the Average Facility Usage
Anniversary Date but on or    during the 180 days prior to the date of
prior to the second           termination.
Anniversary Date

The "Average Facility Usage" for any period shall be the sum of (i) the average Loans and Letters of Credit outstanding during such period, and (ii) the average accounts payable of Borrower to the Vendor Inventory Financing Administrator under the Vendor Inventory Financing Agreement during such period.

        4.3     Payments by the Borrower.

                (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders , at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 10:00 a.m. (California time) on the date specified herein. Any payment received by the Administrative Agent later than 10:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        4.4 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Vendor Inventory Financing, Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Administrative Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section
2.2 or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Administrative Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Vendor Inventory Financing, Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to
Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Administrative Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2.

        4.5 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements, other than any amounts relating to Bank Products, then due to the Administrative Agent or any Lender from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Administrative Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Administrative Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Administrative Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment to the Administrative Agent of any amounts relating to Bank Products and any other Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans. The Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

        4.6 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Co-Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Co-Agent or such Lender and the Borrower shall be liable to pay to the Co-Agents and the Lenders, and hereby does indemnify the Co-Agents and the Lenders and hold the Co-Agents and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by any Co-Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Co-Agents' and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

        4.7 Co-Agents' and Lenders' Books and Records; Monthly Statements. The Borrower agrees that each Co-Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Administrative Agent), unless the Borrower notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        5.1     Taxes.

                (a) Any and all payments by the Borrower to each Lender or any Co-Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                (b) The Borrower agrees to indemnify and hold harmless each Lender and each Co-Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Co-Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender or the Co-Agent makes written demand therefor.

                (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or any Co-Agent, then:

                        (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or such Co-Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) the Borrower shall make such deductions and withholdings;

                        (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Borrower shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                (e) If the Borrower is required to pay additional amounts to any Lender or any Co-Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

        5.2     Illegality.

                (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

        5.3     Increased Costs and Reduction of Return.

                (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

        5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

        5.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

        5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

        5.7     Survival. The agreements and obligations of the Borrower in this
Article 5 shall survive the payment of all other Obligations.

                                    ARTICLE 6

                                   COLLATERAL

        6.1     Grant of Security Interest.

                (a) As security for all Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Co-Agents and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                        (i) all Accounts (including any credit enhancement therefor);

                        (ii)    all Inventory;

                        (iii) all contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                        (iv)    all General Intangibles;

                        (v)     all Equipment;

                        (vi)    all Investment Property;

                        (vii) all money, cash, cash equivalents, securities and other property of any kind of the Borrower held directly or indirectly by any Co-Agent or any Lender;

                        (viii) all of the Borrower's deposit accounts, credits, and balances with and other claims against any Co-Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrower maintains deposits, including any Payment Accounts;

                        (ix) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                        (x) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgage(s), and all other property of the Borrower in which any Co-Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                (b) As security for all Obligations, the Borrower shall simultaneously herewith execute and deliver to the Administrative Agent the Mortgage(s) on the Real Estate.

                (c) All of the Obligations shall be secured by all of the Collateral.

        6.2     Perfection and Protection of Security Interest.

                (a) The Borrower shall, at its expense, perform all steps requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Administrative Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s) and the Patent, Trademark and Copyright Security Agreement, and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Co-Agents; (ii) delivering to the Administrative Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect the Administrative Agent's security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (iii) delivering to the Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Administrative Agent; (v) placing notations on the Borrower's books of account to disclose the Administrative Agent's security interest; (vii) delivering to the Administrative Agent all letters of credit on which the Borrower is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Administrative Agent to maintain and protect the Administrative Agent's Liens. To the extent permitted by applicable law, the Administrative Agent may file, without the Borrower's signature, one or more financing statements disclosing the Administrative Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Administrative Agent thereof and shall, at the request of Administrative Agent, notify such Person of the Administrative Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Borrower shall, at the request of the Administrative Agent, obtain written subordinations, in form and substance satisfactory to the Administrative Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                (c) From time to time, the Borrower shall, upon the Administrative Agent's request, execute and deliver confirmatory written instruments pledging to the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of any Co-Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Administrative Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

        6.3 Location of Collateral. The Borrower represents and warrants to the Co-Agents and the Lenders that: (a) Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Co-Agents at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Administrative Agent requests in connection therewith. Without limiting the foregoing, the Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by the Borrower, (b) on premises leased by the Borrower, or (c) in a third-party warehouse or with a bailee. Borrower further represents that (i) with respect all Inventory located on premises leased by Borrower, if Administrative Agent has requested a landlord waiver for such location, either the Administrative Agent shall have received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Co-Agents, or Borrower shall have used commercially reasonable efforts to obtain such waiver, and (ii) with respect to all Inventory located in a third-party warehouse or with a bailee, if the Administrative Agent has requested a bailee letter for such Inventory, the Administrative Agent shall have received an executed bailee letter from the applicable Person in form and substance satisfactory to the Co-Agents.

        6.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Co-Agents and the Lenders and agrees with the Co-Agents and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all

Liens whatsoever, except for Permitted Liens; (b) the Administrative Agent's Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens; and (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

        6.5 Recovery Value Reports and Appraisals. On a quarterly basis, or more frequently if required by Co-Agents in their reasonable discretion, the Co-Agents shall obtain, at Borrower's expense, and Borrower shall cooperate in the preparation of, a recovery value report with respect to Borrower's Inventory, or an update or amendment of the existing recovery value report, together with any other appraisals or updates thereof of any or all of the Collateral, in each case from an appraiser, and prepared on a basis, satisfactory to the Co-Agents. Based on the recovery value reports, or updates or amendments thereof to be received by Co-Agents as described above, Co-Agents may, in the exercise of their reasonable credit judgment, prepare and deliver to Borrower a new Exhibit B based on the new information in any such recovery value report or update or amendment thereof. From and after the delivery to Borrower of any such new Exhibit B, the Categories of Eligible Inventory and the percentages applicable to such Categories in such new Exhibit B shall be used for the calculation of the Borrowing Base and Availability. In preparing any such new Exhibit B, Co-Agents shall use a methodology consistent with the methodology used in preparing the version of Exhibit B in effect on the Closing Date.

        6.6     Access and Examination; Confidentiality.

                (a) The Co-Agents, accompanied by any Lender which so elects, may, upon reasonable notice, at all reasonable times during regular business hours (and without notice, at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Co-Agents any instrument necessary for the Co-Agents to obtain records from any service bureau maintaining records for the Borrower. The Co-Agents may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Co- Agents. The Co-Agents may, without expense to the Co-Agents, use such of the Borrower's respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Administrative Agent's Liens. The Administrative Agent shall have the right, at any time, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                (b) The Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, each Co-Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. Each Co-Agent shall submit for Borrower's approval, which approval shall not be unreasonably withheld or delayed, any traditional tombstone for the transactions under this Agreement to be published or distributed by such Co-Agent, not less than 24 hours prior to such publication or distribution; provided, that such Co-Agent shall have no liability to the Borrower for any failure by such Co-Agent to obtain the Borrower's prior approval if such failure was in good faith. Each Co-Agent and each Lender severally agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to such Co-Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by such Co-Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to such Co-Agent or such Lender; provided, however, that any Co-Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which such Co-Agent or such Lender is subject or in connection with an examination of such Co-Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which any Co-Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to such Co-Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Co-Agents and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Co-Agent or such Lender, and (9) to its Affiliates, provided that any such Affiliate agrees or is otherwise obligated to keep such information confidential to the same extent required of the Co-Agents and the Lenders hereunder.

        6.7 Collateral Reporting. The Borrower shall provide the Co-Agents with the following documents at the following times in form satisfactory to the Co-Agents: (a) on a weekly basis by the second day of the following week (or more frequently if reasonably requested by either Co-Agent), (i) a Borrowing Base Certificate, (ii) a point of sale Inventory report listing, by Category, new in box, open box, and defective Inventory, showing STR and CLR breakdowns within such Categories, and showing cost, market, and retail values for such Categories, with supporting detail (including HDL, RTV, Salvage, Service, and Holding Area breakdowns), and (iii) a Vendor Inventory Financing report listing, by Vendor and by Category, new in box and open box Inventory; (b) on a monthly basis by the 15th day of the following month (or more frequently if reasonably requested by either Co-Agent), (i) a perpetual Inventory report, by location and Category, with additional detail showing additions to and deletions from the Inventory; (ii) a point of sale Inventory report, as described above, as of the end of the preceding month, (iii) a reconciliation between the perpetual Inventory report described above and Borrower's general ledger, (iv) a Vendor Financing Inventory report, as described above, as of the end of the preceding month, (v) an Inventory turn report, listing, by Category, the units of Inventory sold and the units of Inventory on hand during the preceding month, (vi) an Inventory order report, listing, by Vendor, the orders placed and the orders filled and received during the preceding month, (vii) a margin report, listing, by Category, the Borrower's gross margins for the preceding month, and (viii) an aging of the Borrower's accounts payable;(c) twice per year, by the 30th day after the end of the Borrower's interim and year-end physical inventory counts, a shrink report listing, by Category, shrinkage for the prior interim period since the last physical inventory, and including book to physical adjustments; (d) such other reports as to the Collateral of the Borrower as either Co-Agent shall reasonably request from time to time; and (e) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

        6.8     Collection of Accounts; Payments.

                (a) The Borrower shall make collection of all Accounts and other Collateral for the Administrative Agent, shall receive all payments as the Administrative Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a Clearing Bank acceptable to Co-Agents, subject to a Blocked Account Agreement. All collections received in any lock-box or Payment Account or directly by the Borrower or the Administrative Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Administrative Agent's sole control and withdrawals by the Borrower shall not be permitted. The Administrative Agent or the Administrative Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Administrative Agent's request, shall execute and deliver to the Administrative Agent such documents as the Administrative Agent shall require to grant the Administrative Agent access to any post office box in which collections of Accounts are received.

                (b) If sales of Inventory are made or services are rendered for cash, the Borrower shall immediately deliver to the Administrative Agent or deposit into a Payment Account the cash which the Borrower receives.

                (c) All payments including immediately available funds received by the Administrative Agent at a bank account designated by it, will be the Administrative Agent's sole property for the benefit of the Co-Agents and the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, and calculating the unused line fee pursuant to Section 3.5.

        6.9 Inventory; Perpetual Inventory. The Borrower represents and warrants to the Co- Agents and the Lenders and agrees with the Co-Agents and the Lenders that all of the Inventory owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Borrower's business. Borrower will not, without the prior written consent of the Co-Agents, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory, if any, produced by the Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least twice per Fiscal Year (at least one of which shall be at the end of the fourth fiscal quarters thereof), and after and during the continuation of an Event of Default, at such other times as either Co-Agent requests. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will not, without the Co-Agents' written consent, sell any Inventory on a consignment basis.

        6.10    Equipment.

                (a) The Borrower represents and warrants to the Co-Agents and the Lenders and agrees with the Co-Agents and the Lenders that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. The Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                (b) The Borrower shall promptly inform the Co-Agents of any material additions to or deletions from the Equipment. The Borrower shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. The Borrower will not, without the Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's Equipment constituting Collateral.

                (c) The Borrower shall not, without the Co-Agents' prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrower's Equipment, other than Equipment held by the Borrower under any operating lease; provided, that the Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $250,000 in the aggregate in any Fiscal Year, or $750,000 in the aggregate during the term of this Agreement, without the Co-Agents' consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower or by Equipment purchased by the Borrower subject to a Lien, then the Borrower shall deliver all of the net cash proceeds of any such sale, transfer or disposition to the Administrative Agent, which proceeds shall be applied to the reduction of the Loans, or (2) if such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, then the Borrower shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Co-Agents written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all Liens except the Administrative Agent's Lien.

        6.11 Assigned Contracts. The Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrower shall not, without the Co-Agents' and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge, in each case in any material respect, any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Assigned Contracts or the collateral therefor. The Borrower shall notify the Co-Agents and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Co-Agents on all further developments with respect thereto. The Borrower shall deposit into the Payment Account or remit directly to the Administrative Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If the Borrower shall fail after either Co-Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Administrative Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Co-Agents or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Co-Agents and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Co-Agents or the Lenders. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and any Co-Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. Neither any Co-Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

        6.12 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Co-Agents and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

        6.13 Sale of Real Estate; Release of Mortgage. Borrower may, in its discretion, sell the Real Estate owned by Borrower at 1731 East Bayshore Boulevard in Palo Alto, California, on any terms deemed appropriate by Borrower. Upon the closing of any such sale, Administrative Agent shall release and reconvey its Mortgage on such Real Estate, so long as Administrative Agent receives all cash and other proceeds from such sale, net of all customary costs of sale. Agent shall apply all such cash it receives from such sale to the Obligations.

        6.14 Right to Cure. The Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Administrative Agent's Liens therein, and which the Borrower fails to pay or do, including payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Administrative Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that either Co-Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Administrative Agent under this Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

        6.15 Power of Attorney. The Borrower hereby appoints the Administrative Agent and the Administrative Agent's designee as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Administrative Agent's or any Lender's possession; (b) from and after any Event of Default, to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, and on drafts against customers; (c) to sign Borrower's name on any assignments of Accounts, and on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Administrative Agent and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) from and after an Event of Default, to clear Inventory through customs in the Borrower's name, the Administrative Agent's name or the name of the Administrative Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (f) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Co-Agents nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

        6.16 The Co-Agents' and Lenders' Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of any Co-Agent or any Lender to take any steps to perfect the Administrative Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Administrative Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between any Co-Agent and/or any Lender and the Borrower.

        6.17 Site Visits, Observations and Testing. The Co-Agents and their representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Co-Agents are under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by either Co-Agent will be solely for the purposes of protecting the Administrative Agent's Liens and preserving the Co-Agents' and the Lenders' rights under this Agreement. No site visit, observation or testing by any Co-Agent or any Lender will result in a waiver of any default of the Borrower or impose any liability on any Co-Agent or any Lender. In no event will any site visit, observation or testing by any Co-Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by any Co-Agent. The Co-Agents and the Lenders owe no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. Either Co-Agent may in its discretion disclose to the Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by such Co-Agent. The Borrower understands and agrees that such Co-Agent make no warranty or representation to the Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower also understands that depending on the results of any site visit, observation or testing by such Co-Agent and disclosed to the Borrower, the Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower without advice or assistance from such Co-Agent. In each instance, such Co-Agent will give the Borrower reasonable notice before entering the Real Estate or any other place such Co-Agent is permitted to enter under this Section 6.17. Such Co-Agent will make reasonable efforts to avoid interfering with the Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

        7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Co-Agents or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

        7.2 Financial Information. The Borrower shall promptly furnish to each Lender, all such financial information as the Co-Agents shall reasonably request. Without limiting the foregoing, the Borrower will furnish to the Co-Agents, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Co-Agents or the Lenders shall request, the following:

                (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent. The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with copies to the Co-Agents and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Co-Agents and the Lenders. The Borrower hereby authorizes the Co-Agents to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Co-Agents any and all financial statements and other supporting financial documents and schedules relating to the Borrower and to discuss directly with the Co-Agents the finances and affairs of the Borrower.

                (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a), and showing the comparison of actual results to the Latest Projections. The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                (c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a), and showing the comparison of actual results to the Latest Projections. The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                (e) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of the
Borrower: (i) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements; (ii) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (iii) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                (f) Within thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Funded Debt of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                (h) As soon as available, but in any event not later than 15 days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by any independent certified public accountants of the Borrower.

                (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its shareholders.

                (j) Promptly after filing with the IRS, a copy of each tax return filed by the Borrower or by any of its Subsidiaries.

                (k) Such additional information as either of the Co-Agents and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

        7.3 Notices to the Lenders. The Borrower shall notify the Co-Agents and the Lenders in writing of the following matters at the following times:

                (a) Immediately after becoming aware of any Default or Event of Default.

                (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Borrower or of any Subsidiary or of any Debt that a material default exists with respect thereto or that the Borrower or such subsidiary is not in compliance with the material terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                (c) Immediately after becoming aware of any material adverse change in the Borrower's or any Subsidiary's property, business, operations, or financial condition.

                (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower or any subsidiary which could reasonably be expected to have a Material Adverse Effect.

                (g) Immediately after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that the Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith.

                (h) Immediately after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $100,000.

                (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries.

                (j) Any change in the Borrower's name, state of organization, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                (k) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, promptly after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either Borrower or any ERISA Affiliate.

                (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

                (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's annual costs with respect thereto by an amount in excess of $100,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

                (o) Within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

        Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

        The Borrower warrants and represents to the Co-Agents and the Lenders that except as hereafter disclosed to and accepted by the Co-Agents and the Majority Lenders in writing:

        8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

        8.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d) and (e) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower and all third parties.

        8.3 Organization and Qualification. The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule
8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

        8.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, other than The Good Guys, Inc., or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

        8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

        8.6     Financial Statements and Projections.

                (a) The Borrower has delivered to the Co-Agents and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of September 30, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Deloitte & Touche LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of August 31, 1999. Such financial statements are attached hereto as Exhibit G. All such financial statements have been prepared in accordance with GAAP and present fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

        8.7 Capitalization. The Borrower's authorized capital stock consists of 1,000,000 shares of common stock, no par value per share, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable. Parent owns 100% of the issued and outstanding capital stock of the Borrower.

        8.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of and the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

        8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, as of the Closing Date, the Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on
Schedule 8.9, (c) trade payables and other contractual obligations arising in the ordinary course of business, and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit G.

        8.10 Distributions. No Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries.

        8.11 Title to Property. The Borrower has good and marketable title in fee simple to the Real Estate identified on Schedule 8.12 as owned by the Borrower, and the Borrower has good, indefeasible, and merchantable title to all of its other property (including the assets reflected on the August 31, 1999 Financial Statements delivered to the Co-Agents and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

        8.12 Real Estate; Leases. Schedule 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower and of any real property owned by any of its Subsidiaries, all leases and subleases of real or personal property held by the Borrower as lessee or sublessee, other than any lease of personal property as to which the Borrower is lessee or sublessee for which the value of such personal property is less than $100,000, and all leases and subleases of real or personal property held by the Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

        8.13 Proprietary Rights. Schedule 8.13 sets forth a correct and complete list of all of the Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.13. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

        8.14 Trade Names. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

        8.15 Litigation. Except as set forth on Schedule 8.15, there is no pending, or to the best of the Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

        8.16 Restrictive Agreements. The Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which could reasonably be expected to cause a Material Adverse Effect.

        8.17 Labor Disputes. Except as set forth on Schedule 8.17, (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

        8.18    Environmental Laws. Except as otherwise disclosed on Schedule
8.18:

                (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property (with respect to matters occurring during the period of the Borrower's ownership of such real property) or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits, except where the failure to obtain or comply with such permits would not have a Material Adverse Effect..

                (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except where such violation would not have a Material Adverse Effect.

                (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                (e) To the best of the Borrower's knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Real Estate:

                        (1) any underground storage tanks or surface impoundments,

                        (2)     any asbestos-containing material, or

                        (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

                (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                (i) To Borrower's knowledge, after due enquiry, none of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                (j) To Borrower's knowledge, after due enquiry, no Environmental Lien has attached to the Real Estate.

        8.19 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        8.20 No Default. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

        8.21    ERISA Compliance.

                (a) Each Plan is in substantial compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        8.22 Taxes. The Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

        8.23 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

        8.24 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        8.25 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        8.26 No Material Adverse Change. As of the Closing Date, no material adverse change has occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the quarterly Financial Statements as of June 30, 1999 previously delivered to the Co-Agents, other than one-time, non-recurring, restructuring charges reflected in the Latest Projections delivered to the Co-Agents prior to the Closing Date.

        8.27 Year 2000 Compliance. On the basis of a comprehensive review and assessment undertaken by the Borrower of the Borrower's computers and computer applications completed on September 30, 1999, the adoption and implementation as of the Closing Date of a detailed plan for the remediation and testing of such computers and applications, and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that it will be Year 2000 Compliant on or before October 31, 1999.

        8.28 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        8.29 Material Agreements. Schedule 8.29 hereto sets forth, as of the Closing Date, all material agreements and contracts to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

        8.30 Bank Accounts. Schedule 8.30 contains a complete and accurate list, as of the Closing Date, of all bank accounts maintained by the Borrower with any bank or other financial institution.

        8.31 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document.

                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                The Borrower covenants to the Co-Agents and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

        9.1 Taxes and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file;

(b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

        9.2 Corporate Existence and Good Standing. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

        9.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except to the extent any such failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. The Borrower shall not modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

        9.4 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

        9.5     Insurance.

                (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least AVII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Co-Agents, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Co-Agents and the Majority Lenders. Without limiting the foregoing, the Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Co-Agents, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

                (b) The Borrower shall cause the Administrative Agent, for the ratable benefit of the Co-Agents and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Co-Agents. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                (c) The Borrower shall promptly notify the Co-Agents and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, if such loss, damage, or destruction exceeds $250,000. The Administrative Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

                        (i) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

                        (ii) With respect to insurance proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Revolving Loans, or at the option of the Majority Lenders, may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided, however, that so long as there does not then exist any Default or Event of Default, the Borrower shall be permitted to use insurance proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $500,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that the Borrower first (i) provides the Co-Agents and the Majority Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Co-Agents and the Majority Lenders and (ii) demonstrates to the reasonable satisfaction of the Co-Agents and the Majority Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.

        9.6     Condemnation.

                (a) The Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Co-Agents of the pendency of such proceeding, and agrees that the Administrative Agent may participate in any such proceeding, and the Borrower from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

                (b) The Administrative Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                        (i) With respect to condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5.

                        (ii) With respect to condemnation proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds to the reduction of the Revolving Loans, or at the option of the Majority Lenders, may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation; provided, however, that so long as there does not then exist any Default or Event of Default, the Borrower shall be permitted to use proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $500,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and provided, further, that plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Co-Agents and the Majority Lenders and shall be subject to the reasonable approval of the Co-Agents and the Majority Lenders.

        9.7     Environmental Laws.

                (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance, in all material respects, with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Co-Agents and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Co-Agents or any Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower shall, at the Co-Agents' or the Majority Lenders' request and at the Borrower's expense, (i) retain an independent environmental engineer acceptable to the Co-Agent s to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Co-Agents, in sufficient quantity for distribution by the Administrative Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Co-Agents and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

        9.8 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        9.9 Mergers, Consolidations or Sales. (a) Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by Borrower in its business as permitted by Section 6.10, and (iii) other sales of assets other than Inventory or Accounts in an aggregate amount of not more than $250,000 . The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

        9.10 Distributions; Capital Change; Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect, or (iii) make any Restricted Investment.

        9.11 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

        9.12 Guaranties. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Administrative Agent, for the benefit of the Lenders.

        9.13 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit G; together with any refinancings, renewals, or extensions of such Debt that do not increase the principal amount or accelerate the amortization thereof, and are not otherwise on terms materially less favorable to the Borrower or such Subsidiary, (d) Debt described on Schedule 8.9, and (e) Debt that is subordinated to the Obligations as to right and time of payment and any other rights and remedies on terms and conditions acceptable to Co-Agents, and Requisite Lenders, and that it otherwise on terms and conditions acceptable to Co-Agents.

        9.14 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except for (i) Debt that is not material individually or in the aggregate, and (ii) Obligations in accordance with the terms of this Agreement.

        9.15 Transactions with Affiliates. Except as set forth below, and except for employment compensation to employees who are Affiliates, neither the Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

        9.16 Investment Banking and Finder's Fees. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Co- Agents and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Co-Agents and/or any Lender in connection therewith.

        9.17 Business Conducted. The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Closing Date.

        9.18 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

        9.19 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

        9.20 New Subsidiaries. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

        9.21    Fiscal Year. The Borrower shall not change its Fiscal Year.

        9.22 Minimum Availability. Borrower shall maintain at all times Availability of not less than $5,000,000.

        9.23 Year 2000 Readiness. The Borrower shall perform all acts reasonably necessary to ensure that Borrower's business is Year 2000 Compliant in a timely manner, but in no event later than October 31, 1999. The Borrower shall also continue its enquiry of its material suppliers, vendors and customers to determine that such Persons are Year 2000 Compliant and, based on such enquiry, shall make appropriate arrangements to address any problems the Borrower may encounter if any such Persons are not Year 2000 Compliant.

        9.24 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        9.25 Syndication Efforts. At the request of either Co-Agent at any time and from time to time, Borrower shall, at its reasonable expense, cooperate with such Co-Agent in such Co- Agent's efforts, if any, to syndicate the credit facilities provided under this Agreement. Such cooperation may include making management of Borrower available, upon reasonable notice and during normal business hours, to participate in bank meetings, answer questions, provide reasonable additional financial and other information, and to be otherwise actively involved in such Co-Agent's syndication efforts.

        9.26 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent, the Documentation Agent, or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

        10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, and the obligation of the Administrative Agent to cause the Vendor Inventory Financing Administrator to provide Vendor Inventory Financing on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Co- Agents and each Lender:

                (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

                (b) All documents listed in the Schedule of Documents (including the Revolving Notes) to be delivered on or before the Closing Date shall have been delivered in form and substance reasonably acceptable to the Co-Agents and the Lenders.

                (c) Upon making the Revolving Loans on the Closing Date (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower would have Availability in an amount no less than $10,000,000.

                (d) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                (e) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

                (f) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                (g) The Administrative Agent and the Lenders shall have received title policies, in form and substance acceptable to the Co-Agents, with respect to the Mortgages.

                (h)     The Administrative Agent shall have received:

                        (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Administrative Agent's Lien; and

                        (ii) either (A) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens, or
(B) a payoff letter from the Borrower's existing lender confirming such lender's commitment to deliver such Termination Statements on terms satisfactory to Co-Agents.

                (i) The Borrower shall have paid all fees and expenses of the Co-Agents and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                (j) The Co-Agents shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Co-Agents, of all insurance coverage as required by this Agreement.

                (k) The Co-Agents and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Co-Agents and the Lenders in all respects.

                (l) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Co-Agents and the Lenders.

        The acceptance by the Borrower of any Loans made, Letters of Credit issued, or Vendor Inventory Financing provided, on the Closing Date, shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Co-Agents and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

        Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this
Section 10.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

        10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, and the obligation of the Administrative Agent to cause the Vendor Inventory Financing Administrator to provide any Vendor Inventory Financing, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Co-Agents and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                        (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Co-Agents and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                        (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                (b) The amount of the Borrowing Base shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Administrative Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Administrative Agent Advance made in accordance with the provisions of Sections 2.2(h), (i) and (j).

                                   ARTICLE 11

                                DEFAULT; REMEDIES

        11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                (a) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                (c) any default shall occur in the observance or performance of any of the covenants in Sections 9.2, 9.4, 9.6(a), 9.8, or 9.20, and such default remains uncured for 15 days after Borrower delivers written notice to Administrative Agent, or Administrative Agent delivers written notice to Borrower, of such default;

                (d) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (other than any covenant or agreement specifically covered or listed elsewhere in this
Section 11.1), any other Loan Documents, or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Administrative Agent or any Lender are party (including in respect of any Bank Products), or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Administrative Agent and the Majority Lenders;

                (e) default shall occur with respect to any Funded Debt (other than the Obligations) in an outstanding principal amount which exceeds $250,000, or under any agreement or instrument under or pursuant to which any such Funded Debt may have been issued, created, assumed, or guaranteed by the Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Funded Debt to accelerate, the maturity of any such Funded Debt, or any such Funded Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                (f) the Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property with a value, individually or collectively, of more than $250,000;
(iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower or such Subsidiary shall have been entered in such proceeding;

                (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any of its Subsidiaries or for all or any part of its property with a value, individually or collectively, of more than $250,000 shall be appointed, or a warrant of attachment, execution or similar process shall be issued against any property with a value of more than $250,000 of the Borrower or any of its Subsidiaries;

                (i) the Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                (j) all or any material part of the property of the Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                (l) one or more judgments, orders, decrees or arbitration awards is entered against the Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 5 days after the entry thereof;

                (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                (n)     there occurs a Material Adverse Effect;

                (o) there is filed against the Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Administrative Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                (q) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $250,000 ; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000 ; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $250,000 ; or

                (r)     there occurs a Change of Control.

        11.2    Remedies.

                (a) If a Default or an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.2(f), 11.1(g), or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                (b)     If an Event of Default has occurred and is continuing:
(i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Borrower shall, upon the Administrative Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to the Borrower. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person in connection with actions taken by the Administrative Agent under this Article 11. The Administrative Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Administrative Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative

Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

        12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Co-Agents upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding and the termination or satisfaction of all Vendor Inventory Financing then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Co-Agents and the Lenders shall retain all their rights and remedies hereunder (including the Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

        13.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Co-Agents at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Co-Agents, do any of the following:

                (a)     increase or extend the Commitment of any Lender;

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                (e) increase any of the percentages set forth in the definition of the Borrowing Base;

                (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                (g)     release Collateral other than as permitted by Section
14.12;

                (h)     change the definitions of "Majority Lenders"; or

                (i) increase the Maximum Revolver Amount, the Unused Vendor Inventory Financing Subfacility, or the Unused Letter of Credit Subfacility;

provided, however, the Co-Agents may, in their sole discretion and notwithstanding the limitations contained in clauses (e) an (i) above and any other terms of the Agreement, make Revolving Loans (including Administrative Agent Advances) above such limitations in an amount not to exceed five percent (5%) of the Borrowing Base; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by each of the Co-Agents, affect the rights or duties of either of the Co-Agents under this Agreement or any other Loan Document.

        13.2    Assignments; Participations.

                (a) Any Lender may, (i) with the written consent of the Borrower (which consent shall not be unreasonably withheld or delayed, and which consent shall not be required if any Event of Default has occurred and is continuing), and (ii) with the written consent of the Co- Agents (which consent shall not be unreasonably withheld, and which consent shall not be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender), assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrower and the Co-Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Co-Agents by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Co-Agents an Assignment and Acceptance in the form of Exhibit H ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Co- Agents a processing fee in the amount of $3,000.

                (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support and Vendor Inventory Financing and Vendor Inventory Financing Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to any Co-Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon any Co-Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes each of the Co- Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Co-Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Co-Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 14

                                  THE CO-AGENTS

        14.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Administrative Agent and GE Capital as its Documentation Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes such Co-Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each of the Co-Agents agrees to act as such on the express conditions contained in this Article 14. The provisions of this
Article 14 are solely for the benefit of the Co-Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Co-Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Co-Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Co-Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Co-Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each of the Co-Agents shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Co-Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Administrative Agent Advances pursuant to
Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

        14.2 Delegation of Duties. Each of the Co-Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Co-Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct (with such gross negligence or willful misconduct being determined by a final judgment of a court of competent jurisdiction).

        14.3 Liability of Co-Agents. None of the Co-Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Co-Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Co-Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        14.4 Reliance by Co-Agents. Each Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Co-Agent. Each Co- Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        14.5 Notice of Default. No Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless such Co-Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Each Co-Agent will notify the Lenders of its receipt of any such notice. Each Co-Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until such Agent has received any such request, such Co-Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

        14.6 Credit Decision. Each Lender acknowledges that none of the Co-Agent-Related Persons has made any representation or warranty to it, and that no act by any Co-Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Co-Agent-Related Person to any Lender. Each Lender represents to the Co-Agents that it has, independently and without reliance upon any Co-Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Co-Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Co-Agents, the Co-Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Co-Agent-Related Persons.

        14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Co-Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11; provided, however, that no Lender shall be liable for the payment to the Co-Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse each Co-Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Co-Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Co-Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Co-Agent.

        14.8 Co-Agents in Individual Capacity. The Bank and its Affiliates, and GE Capital and its Affiliates, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though the Bank and GE Capital were not the Co-Agents hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates, and GE Capital and its Affiliates, may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Co-Agents, the Bank and GE Capital shall be under no obligation to provide such information to them. With respect to its Loans, the Bank and GE Capital shall each have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Co-Agent, and the terms "Lender" and "Lenders" include each of the Bank and GE Capital in its individual capacity.

        14.9 Successor Co-Agents. Any Co-Agent may resign as a Co-Agent upon thirty (30) days' notice to the other Co-Agent, Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as such Co-Agent. In the event the Bank or GE Capital sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by it of substantially all of its loan portfolio, the Bank or GE Capital, as the case may be, shall resign as Co-Agent and such purchaser or transferee shall become the successor Co-Agent hereunder. If any Co-Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders to replace such Co-Agent. If no successor agent is appointed prior to the effective date of the resignation of such Co-Agent, such Co-Agent may appoint, after consulting with the other Co-Agent, the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Co-Agent and the terms "Co-Agent" and "Administrative Agent" or "Documentation Agent," as the case may be, shall mean such successor agent and the retiring Co-Agent's appointment, powers and duties as Co- Agent and Administrative Agent or Documentation Agent, as the case may be, shall be terminated. After any retiring Co-Agent's resignation hereunder as such Co-Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent under this Agreement.

        14.10   Withholding Tax.

                (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Co-Agents, to deliver to the Administrative Agent:

                        (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Co-Agents of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Co-Agents of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

        14.11 Relationship Between Co-Agents. As between Co-Agents, (a) Administrative Agent shall serve as designated agent for Co-Agents and Lenders under this Agreement and the other Loan Documents with respect to the filing, recordation and perfection of Liens, the management of deposit accounts and the receipt and disbursement of funds to, from, and on behalf of Credit Parties and Lenders, and the other administrative functions specifically set forth in this Agreement and the other Loan Documents as assigned to Administrative Agent, and (b) Documentation Agent shall serve as designated agent for Co-Agents and Lenders under this Agreement and the other Loan Documents with respect to the structuring, preparation, and negotiation of the Loan Documents and amendments and modifications thereto. Neither Co-Agent shall attempt to take action inconsistent with the foregoing allocation of responsibility; provided, that each Co-Agent shall, to the extent reasonably practical, (i) provide timely access to information to the other relating to any actions taken or being considered by such Co-Agent in connection with its duties, and (ii) upon the request of the other, make such Co-Agent's representatives available to the other in timely fashion to discuss any such actions. Each Co-Agent shall exercise reasonable credit judgment in performing its duties hereunder; provided, that no provision of this Section 14.11 shall be deemed to (A) modify the provisions of Section 14.4,or(B) restrict or modify the authority of a Co-Agent, in its capacity as a Lender, accorded such Co-Agent by
Section 14.8.

        14.12   Collateral Matters.

                (a) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Vendor Inventory Financing and Vendor Inventory Financing Credit Support, Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Co-Agents that the sale or disposition is made in compliance with Section 9.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Administrative Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $250,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Administrative Agent or the Borrower at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

                (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Administrative Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect
of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (c) The Co-Agents shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Co-Agents pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Co-Agent may act in any manner it may deem appropriate, in its sole discretion given such Co-Agent's own interest in the Collateral in its capacity as one of the Lenders and that such Co-Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        14.13   Restrictions on Actions by Lenders; Sharing of Payments.

                (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Co-Agents, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

        14.15 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

        14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Co-Agents to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of the Co-Agents and the Lenders. Each Lender agrees that any action taken by any Co-Agent or the Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by any Co-Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

        14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Administrative Agent;

                (b) expressly agrees and acknowledges that none of the Bank, GE Capital or any Co-Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent, the Bank, GE Capital or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other

Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by such Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

        14.18 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Co-Agents) authorized to act for, any other Lender.

                                   ARTICLE 15

                                  MISCELLANEOUS

        15.1 No Waivers; Cumulative Remedies. No failure by any Co-Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and any Co-Agent and/or any Lender, or delay by any Co-Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by any Co-Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by any Co-Agent or the Lenders on any occasion shall affect or diminish each Co-Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Co-Agents and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. Each Co-Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which any Co-Agent or any Lender may have.

        15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO DIVISION 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN DIVISION 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE CO-AGENTS AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE

COURTS OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE CO-AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE CO-AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE
FOREGOING: (1) THE CO-AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE CO-AGENTS OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                (c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF CO-AGENTS OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        15.4 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE CO-AGENTS EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY CO-AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE CO- AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        15.5 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Co-Agents or the Lenders or their respective agents.

        15.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

        15.7 Fees and Expenses. The Borrower agrees to pay to each Co-Agent, for its benefit, on demand, all reasonable costs and expenses that such Co-Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgage, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens (including costs and expenses paid or incurred by the Co-Agents in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by such Co-Agent plus such Co-Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of such Co-Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against any Co-Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4.

        15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United

States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                If to the Administrative Agent or to the Bank:

                        Bank of America, N.A.
                        55 South Lake Avenue, Suite 900
                        Pasadena, California 91101,
                        Attention: Joyce White, Division Manager
                        Telecopy No. (626) 578-6143

                        with copies to:

                        Bank of America, N.A.
                        10124 Old Grove Road
                        San Diego, California 92131-1649
                        Attention: Thomas G. Montgomery Sr., Esq.
                        Telecopy No. (858) 549-7518

                If to the Documentation Agent:

                        General Electric Capital Corporation
                        6130 Stoneridge Mall Road, Suite 300
                        Pleasanton, California 94588
                        Attention: Account Manager (The Good Guys)
                        Telecopy No. (925) 730-6496

                        with copies to:

                        Murphy Sheneman Julian & Rogers
                        101 California Street, Suite 3900
                        San Francisco, California 94111
                        Attention: Hill Blackett, III, Esq.
                        Telecopy No.: (415) 421-7879

                        and

                        General Electric Capital Corporation
                        201 High Ridge Road
                        Stamford, Connecticut 06927-5100
                        Attention: Corporate Counsel
                        Telecopy No.: (203) 316-7889

                If to the Borrower:

                        The Good Guys - California, Inc.
                        700 Marina Boulevard
                        Brisbane, California 94005
                        Attention: Mr. Paul N. Erickson
                        Telecopy No.: (650) 615-6290
                        with copies to:

                        Howard, Rice, Nemerovski, Canady, Falk & Rabkin Three Embarcadero Center, 7th Floor
                        San Francisco, California 94111-4065
                        Attention: Janet A. Nexon, Esq.
                        Telecopy No.: (415) 217-5910

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        15.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which any Co-Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

        15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Co-Agents and each Lender. The rights and benefits of the Co-Agents and the Lenders hereunder shall inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the provisions of this Agreement.

        15.11   Indemnity of the Co-Agents and the Lenders by the Borrower.

                (a) The Borrower agrees to defend, indemnify and hold the Co-Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any Co-Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

                (b) The Borrower agrees to indemnify, defend and hold harmless each of the Co-Agents and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees. The indemnity extends to each of the Co-Agents and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

        15.12 Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST ANY CO-AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

        15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Co-Agents and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Co-Agents and the requisite Lenders.

        15.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Co-Agents, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

        15.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Co-Agents or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Co-Agents after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

        IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        "Borrower"

                                        THE GOOD GUYS - CALIFORNIA, INC.

                                        By
                                          --------------------------------------

                                        Title:
                                              ----------------------------------

                                        "Administrative Agent"

                                        BANK OF AMERICA, N.A.,
                                        as the Administrative Agent

                                        By
                                          --------------------------------------

                                                                , Vice President
                                          ---------------------

                                        "Documentation Agent"

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as the
                                        Documentation Agent

                                        By
                                          --------------------------------------

                                                     , Duly Authorized Signatory
                                          ----------

                                        "Vendor Inventory Financing
                                        Administrator"

                                        BANK OF AMERICA, N.A., as the

                                        Vendor Inventory Financing Administrator

                                        By
                                          --------------------------------------

                                                                , Vice President
                                          ---------------------

                                        "Lenders"


Commitment: $50,000,000                 BANK OF AMERICA, N.A., as a Lender

Pro Rata Share: 50%

                                        By
                                          --------------------------------------

                                                                , Vice President
                                          ---------------------

Commitment: $50,000,000                 GENERAL ELECTRIC CAPITAL

Pro Rata Share: 50%                     CORPORATION, as a Lender



                                        By
                                          --------------------------------------

                                                     , Duly Authorized Signatory
                                          ----------